EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and Form S-3 of United TransNet, Inc. of our reports dated March 12, 1996 relating to the financial statements of United TransNet, Inc.; the Combined Founding Companies (Predecessors to United TransNet, Inc.); CDG Holding Corp.; Tricor America, Inc.; Film Transit, Incorporated; The Districts of Lanter Courier Corporation; Salmon Acquisition Corporation; and 3D Distribution Systems, Inc., which appear in the prospectus forming part of Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (No. 333-396), filed on May 23, 1996. We also consent to the the application of such reports to Schedule I -- Combined Valuation and Qualifying Accounts for the three years ended December 31, 1995 of such prospectus when such schedule is read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also include this schedule.


PRICE WATERHOUSE LLP
Atlanta, Georgia
June 18, 1996